SMART ONLINE, INC.

Securities Trading Policy
(As approved by the Board of Directors on November 29, 2006)

INTRODUCTION

This securities trading policy applies to all directors, officers and employees of Smart Online, Inc. and its subsidiaries (collectively, the “Company”), and to all consultants and other persons who have agreed to comply with the policy (collectively, all such persons are referred to as “Covered Persons”). The policy applies to all Company securities, including the Company’s common stock, any call or put options and any other securities with a value derived from the Company’s common stock. In certain situations, as described below, the policy may apply to the securities of other companies about which Covered Persons gain information.

The last section of this securities trading policy (“Provisions Applicable Only to Designated Insiders”), applies only to Covered Persons who also are “Designated Insiders,” which include the Company’s (a) directors, (b) executive officers, (c) personnel in the financial and accounting departments and (d) any personnel designated by the Company’s corporate counsel from time to time (the “Compliance Officer”) (who may also undesignate such persons). In addition, the Company’s audit committee may modify who is designated as Designated Insiders at its discretion.

EXPLANATION OF MATERIAL NON-PUBLIC INFORMATION

Definition of Material Non-Public Information

It is not possible to define all categories of Material Non-Public Information concerning the Company to which this policy is applicable. However, information should be “Material Non-Public Information” if: (a) there is a substantial likelihood that the information would be considered important to a reasonable investor in making an investment decision with respect to whether to buy, hold or sell the Company securities; and (b) the information has not been previously disclosed to the general public.

What is Material?

In all cases in which a Covered Person is not certain that information in his or her possession is Material Non-Public Information, the Covered Person should exercise caution and treat the information as if it is Material Non-Public Information. There are, however, general categories of information that are generally considered material, regardless of whether the information is considered to be positive or negative to a particular investment decision. Examples of these types of information include, but are not limited to:

•	financial condition or results;

•	projections of future financial condition or results, including earnings guidance;

•	earnings that are inconsistent with the consensus expectations of the investment community;

•	gains or losses of substantial customers or orders;

•	significant new research and development or product announcements;

•	significant product defects or modifications;

•	pending or proposed significant acquisitions or mergers;

•	pending or proposed dispositions of significant amounts of assets;

•	pending or proposed partnerships, acquisitions, joint ventures or spin-offs;

•	impending defaults on indebtedness, bankruptcy or other financial liquidity problems;

•	gains or losses of substantial customers or orders;

•	significant pricing changes;

•	major events regarding Company securities, such as stock splits, reverse stock splits or recapitalization plans;

•	pending or proposed equity or debt offerings;

•	significant financial exposure in actual or threatened litigation;

•	major changes in senior management and the board of directors; and

•	significant changes in dividend policy.

The foregoing are examples only. Any other information, positive or negative, which could reasonably affect the price of Company securities, also may be material.

What is Non-Public?

Non-public information is information that is not generally known or available to the public. Information is considered to be available to the public only when it has been released broadly and investors have had time to absorb the information fully. Therefore, any information should be considered non-public until the opening of the first regular trading session that begins at least after 24 hours has passed following the public release of the information.

PROVISIONS APPLICABLE TO ALL COVERED PERSONS

Federal and state securities laws prohibit the purchase and sale of a company’s securities by persons who are aware of Material Non-Public Information as well as other activities that can be considered insider trading. It is important that all Covered Persons understand the activities that constitute illegal insider trading and the consequences. Set forth below are certain prohibitions and guidelines for all Covered Persons (which includes Designated Insiders).

Prohibition on Purchasing or Selling Based on Material Non-Public Information

A Covered Person shall not purchase, sell or offer to purchase or sell any Company securities during any period that he or she possesses Material Non-Public Information regarding the Company. This prohibition applies even though failure to execute a purchase or sale may result in an economic loss to, or the non-realization of a profit by, a Covered Person. With respect to any Material Nonpublic Information, this policy prohibits any Covered Person from trading in Company securities until the opening of the first regular Nasdaq trading session that begins at least after 24 hours has passed following the public release of the information. In the case of extraordinary events, it is possible that some people could contend that the investing public would need more than 24 hours to absorb the information. In such an event, waiting two or three days to trade would be prudent.

Prohibition on Tipping of Material Non-Public Information

A Covered Person shall not disclose (“tip”) Material Non-Public Information to any person who is not specifically authorized by the Company to have access to such information. If the Material Non-Public Information is used by the person tipped by the Covered Person to purchase or sell Company securities, the Covered Person may be held legally responsible for the consequences of the purchase or sale as if he or she was purchasing or selling for his or her own account. Likewise, a Covered Person shall not make any recommendations or express opinions about Company securities to any person on the basis of Material Non-Public Information regarding the Company, even if the Covered Person does not actually tip the Material Non-Public Information to the other person.

Prohibition on Short-Sales

Covered Persons are prohibited in engaging in short sales of Company securities (a sale of securities not then owned), including “sales against the box” (a sale with a delayed delivery of the security). Covered Persons are also prohibited from trading in puts, calls and other securities that are derivative of the Company’s securities.

Material Non-Public Information Regarding Certain Other Companies

This policy and the prohibitions and guidelines contained herein also apply to Material Non-Public Information possessed by a Covered Person relating to the Company’s customers or other companies with which the Company has or is seeking a business relationship, when the Material Non-Public Information is obtained by the Covered Person in the course of employment with, or services performed on behalf of, the Company.

Use of Standing Orders

Covered Persons should use standing orders only for very brief periods of time. A standing order placed with a broker to sell or purchase Company securities at a specified price leaves a Covered Person with no control over the timing of the transaction. It may be considered insider trading if a Covered Person’s broker executes a standing order transaction while the Covered Person is aware of Material Non-Public Information.

Use of Rule 10b5-1 Plans

Notwithstanding that a Covered Person is in possession of Material Non-Public Information, a Covered Person may effect transactions pursuant to a plan established in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that the plan has been approved by the Company’s audit committee prior to its establishment. A Rule 10b5-1 plan is a written program for trading securities that must be established when a Covered Person is not in possession of Material Non-Public Information. A Rule 10b5-1 plan does not allow a Covered Person to exercise discretion as to trading, but establishes criteria for trades such as the amount, price and trade dates. Designated Insiders should see the additional guidance in this policy on their use of Rule 10b5-1 plans in the section below, “Provisions Applicable Only to Designated Insiders—Use of Rule 10b5-1 Plans by Designated Insiders.”

Application of Policy to Consultants

Consultants and others who as a result of their relationship with the Company may acquire knowledge of Material Non-Public Information will be requested to agree to comply with this policy. The Company’s auditors, attorneys and others bound by professional obligations not to disclose or use Company confidential information are exempt from the foregoing requirement in light of their own rules.

Impact of Policy on Exercise of Stock Options

Director and employee stock options may be exercised when a Covered Person is in possession of Material Non-Public Information and when a trading window is closed for Designated Insiders, but the purchased shares may not be sold until the information becomes public or the trading window opens. Therefore, a “cashless exercise” or outright trade is not permitted when a Covered Person is in possession of Material Non-Public Information or, in the case of a Designated Insider, when a trading window is closed. For additional information regarding trading windows for Designated Insiders, see “Provisions Applicable Only to Designated Insiders” below.

Application of Policy to Family Members and Brokers

Covered Persons subject to this policy are required to ensure that transactions which would otherwise be prohibited if engaged in by that person are not made by his or her spouse, minor children or adults residing in the same household, or by a brokerage firm or other third party pursuant to a sale of shares subject to a margin account or other lien.

Gifts of Company Securities

Gifts of securities of the Company shall be subject to the restrictions of this Policy to the same extent as a sale of securities, if the donor receives any tax deduction on account of the gift. Other gifts of securities may be made without compliance with the prohibitions on sales of securities, except that if the donor and donee are related by blood or marriage, a Covered Person may not make the gift at any time the Covered Person would be prohibited by this policy from making a sale, unless the donee agrees in writing in an agreement in form and substance acceptable to the Company’s Compliance Officer not to sell the gifted securities until after the next date on which the donor could sell the gifted securities in compliance with this policy. Notwithstanding the foregoing, no Covered Person shall (i) disclose any Material Nonpublic Information to any donee, or (ii) provide any instruction or advice to any donee about trading securities of the Company other that to inform a donee who has signed a no trade agreement as described above of the occurrence of the first date at which sale could be made under such agreement.

Compliance and Penalties for Non-Compliance

The Company’s Corporate Counsel has been appointed to serve as the Company’s Compliance Officer for this policy. Please direct any inquires about this policy to the Compliance Officer. No provision of this policy may be waived without approval of the Board of Directors of the Company.

More specifically, if you believe you may have violated this policy or any federal or state laws governing insider trading or know of any such violation by a Covered Person or Designated Insider, you must report the violation immediately to the Compliance Officer. If the conduct in question involves the Compliance Officer, or if you have reported the conduct to the Compliance Officer and do not believe he has dealt with it properly, or if the Compliance Officer is not available and the matter is time-sensitive, you may discuss the matter with the Company’s Chief Executive Officer or the Chief Financial Officer. If the conduct in question involves the Compliance Officer, the Chief Executive Officer and the Chief Financial Officer, or if you have reported the conduct to the Compliance Officer, Chief Executive Officer and the Chief Financial Officer and do not believe either has dealt with it properly, or if either is not available and the matter is time-sensitive, you may discuss the matter with any member of the Company’s audit committee.

In addition to being potentially subject to civil and criminal penalties, violations of this policy by employees may result in disciplinary action, including termination of employment. The disciplinary action to be taken shall be determined by the Chief Executive Officer and Chief Financial Officer (or by the Audit Committee, in case of a violation or possible violation involving either the Chief Executive Officer or the Chief Financial Officer). The Compliance Officer shall be responsible for maintaining a record of any violations or possible violations that come to the Compliance Officer’s attention. Any director or employee having knowledge of a violation or possible violation should inform the Compliance Officer promptly. The Compliance Officer shall promptly inform the Audit Committee of all violations or possible violations that come to the Compliance Officer’s attention and of any disciplinary action taken.

The ultimate responsibility for complying with this policy as well as federal and state securities laws and regulations rests with each individual. Each individual should use his or her best judgment and consult with legal and financial advisors, as needed.

PROVISIONS APPLICABLE ONLY TO DESIGNATED INSIDERS

The provisions that follow only apply to the Company’s Designated Insiders (directors, executive officers, financial and accounting department personnel and personnel designated by the Compliance Officer or the Audit Committee).

Quarterly Close of Trading Window for Designated Insiders

No Designated Insider may buy or sell Company securities during the period commencing on the first calendar day of the last calendar month before the end of a fiscal quarter and ending with the opening of the first regular trading session that begins after 24 hours has passed following the public release of financial results for the quarter. During this period the “trading window” is considered closed.

Optional Close of Trading Window

In addition to the automatic quarterly close of the trading window for Designated Insiders, the Company’s Chairman or Chief Executive Officer may prohibit trading by any Designated Insider or groups of Designated Insiders at any time the Chairman or Chief Executive Officer believes it is in the best interest of the Company to do so based upon the evaluation of potentially Material Non-Public Information. In such circumstances the trading window may be closed for those individuals or groups the Chairman or Chief Executive Officer may determine advisable after consulting with counsel.

Announcement of Close of Trading Window

The opening and closing of a trading window will be announced via e-mail or other suitable means to the affected persons. The Company’s Compliance Officer shall be responsible for maintaining a record of the opening and closing of the trading window for all affected persons.

Designated Insiders should remember that merely adhering to trading when a trading window is open does not ensure that they are not engaging in insider trading. Designated Insiders also must follow the guidelines and prohibitions applicable to Covered Persons described above, which includes an evaluation of whether they are in possession of Material Non-Public Information before engaging in a trade at any time.

Approval of Ability to Trade

Each Designated Insider must receive written approval from the Company’s Compliance Officer, prior to placing any order for the purchase or sale of Company securities. Approval shall be granted provided that the trading window is open and will expire upon the earlier of (i) withdrawal of the approval by the Compliance Officer orally or in writing or (ii) 48 hours after the approval is granted, provided that the trading window remains open. Each Designated Insider is responsible for ensuring their own compliance with all reporting or restrictions under the securities laws, including those set forth in Section 16 under the Exchange Act (such as limitations on short-swing transactions) or Rule 144 under the Securities Act of 1933, as amended, if applicable to such Designated Insider. Section 16 and Rule 144 policy requirements are in addition to this policy.

Use of Rule 10b-51 Plans by Designated Insiders

Notwithstanding that a Designated Insider is in possession of Material Non-Public Information or the existence of a close on a trading window, a Designated Insider may effect transactions at any time pursuant to a plan established in accordance with Rule 10b5-1 of the Exchange Act, provided that the plan has been approved by the Company’s audit committee prior to its establishment. In addition, a Designated Insider is not required to pre-clear trades with the Company’s Compliance Officer if the trades are made pursuant to a properly established Rule 10b5-1 plan, although Designated Insiders must still report the trade to the Compliance Officer in advance to ensure that Section 16 filings made in a timely manner if required for such Designated Insider. The Company encourages Designated Insiders to limit all trading to those made through a Rule 10b5-1 plan.

Use of Margin Loans

Designated Insiders are prohibited in engaging in transactions in which Company securities are used as collateral and are subject to being sold upon a decline in the market price of the Company securities. Sales forced by these type of “margin loans” are not exempt from insider trading rules. Under margin arrangements, the broker may be entitled to sell the pledge Company securities without the Designated Insider’s permission if the value of the Company securities falls below the broker’s margin requirements. The sale, even though not initiated at the Designated Insider’s request, is still a sale for his or her benefit and may subject the Designated Insider to liability under the insider trading rules if made at a time he or she is in possession of Material Non-Public Information. Accordingly, Designated Insiders are prohibited from making a margin loan in a brokerage account.